Exhibit 99.1

PARTS iD, Inc. Reports First Quarter 2022 Results

CRANBURY, N.J., May 10, 2022 -- PARTS iD, Inc. (NYSE American: ID) (“PARTS iD” or “Company”), the owner and operator of, among other verticals, “CARiD.com,” a leading digital commerce platform for the automotive aftermarket, today announced results for the first quarter ended March 31, 2022.

First Quarter 2022 Financial Summary (Comparisons versus First Quarter 2021 and 2020*)

●	Net revenue was $94.9 million, a decrease of 13.0% compared to 2021 and an increase of 34.2% compared to 2020.

●	Gross margin was 19.5% as compared to 20.9% in 2021 and 21.4% in 2020.

●	Operating expenses as a percent of net revenue were 24.6% as compared to 21.7% in 2021 and 23.1% in 2020.

●	Operating loss was $(4.8) million as compared to $(0.8) million in 2021 and $(1.1) million in 2020.

●	Net loss was $(4.0) million as compared to $(0.6) million in 2021 and $(0.8) million in 2020.

●	Adjusted EBITDA was $(1.7) million compared to $1.2 million in 2021.

*Note: The Company has included comparisons against the first quarter of 2020 since consumer demand in the first quarter of 2021 was significantly impacted by COVID-19 and stimulus payments.

Management Commentary

“Our first quarter revenue compared to 2020 underscores the progress we have made expanding our business inclusive of the lift we experienced from the tailwind related to record stimulus in early 2021,” said Nino Ciappina, Chief Executive Officer of PARTS iD. “In addition to the difficult year-over-year comparison, macroeconomic factors and global supply chain disruptions are impacting our current results. Despite the challenging operating environment, we remain focused on executing the initiatives aimed at strengthening our customer relationships, broadening our product and service offerings, and increasing brand awareness.”

The first quarter financial results show a continuation of the Company’s investment designed to increase revenue of its adjacent verticals, original equipment, and repair parts businesses. While these investments in the short term reduced overall margin, management remains confident that the opportunities in these markets bode well for long-term growth and profitability. To this end, during the first quarter of 2022, among other achievements, the Company further expanded its product catalog and established new direct-to-manufacturer relationships. In addition, the Company increased margins by 15.1% in the adjacent verticals and by 6.2% in repair parts and original equipment and enriched its fitment data in these categories. Furthermore, to complement its existing strength in the DIY segment, the Company continues to build an omnichannel customer experience to attract customers in the $225+ billion do-it-for-me (DIFM) segment of the industry by adding over 5,000 new locations to its tire installation network, a foundational step in capturing the DIFM market.

First Quarter 2022 Financial Results

First quarter 2022 revenue decreased 13.0% to $94.9 million, compared to $109.1 in the first quarter of 2021. This decrease was attributable to a 14.9% decline in traffic and a 13.9% decrease in the conversion rate, partially offset by a 9.4% increase in average order value.

Gross profit for the first quarter of 2022 decreased to $18.5 million compared to $22.8 million in the same prior year period. Gross margin was 19.5% for the first quarter of 2022 compared to 20.9% in the first quarter of 2021. The decrease in gross margin was attributable to a year-over-year increase in product and shipping costs associated with the ongoing global supply chain disruptions and change in the product category revenue mix.

Operating expenses were $23.3 million for the first quarter of 2022 compared to $23.6 million for the first quarter of 2021. The decrease in operating expenses was primarily attributable to $0.8 million decline in advertising expenses due to lower traffic and clicks, along with a $0.3 million decrease in public company costs and a $0.3 million decrease in merchant services provider processing fees, partially offset by a $0.8 million increase in non-cash share-based expenses. Operating expenses as a percent of net revenue were 24.6% compared to 21.7% in the same prior year period.

Operating loss for the first quarter of 2022 was $(4.8) million compared to $(0.8) million for the first quarter of 2021.

Net loss for the first quarter of 2022 was $(4.0) million compared to a net loss of $(0.6) million in the same prior year period.

Adjusted EBITDA was $(1.7) million in the first quarter of 2022 compared to $1.2 million in the same prior year period.

Balance Sheet

As of March 31, 2022, the company had cash of $15.8 million compared to $23.2 million at December 31, 2021. The decrease in cash was primarily driven by net cash used in operating activities of $5.5 million and cash used in investing activities of $1.9 million, primarily related to website and software development expenditures.

Conference Call

PARTS iD’s Chief Executive Officer, Nino Ciappina, and Chief Financial Officer, Kailas Agrawal, will host a live conference call to discuss financial results on May 10, 2022 at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 407-9129 (domestic) or (201) 493-6753 (international).

The conference call will also be available to interested parties through a live webcast at https://www.partsidinc.com/. A telephone replay of the call will be available until May 24, 2022, by dialing (877) 660-6853 (domestic) or (201) 612-7415(international) and entering the conference identification number: 13729670.

In addition, the investor presentation to be reviewed during the call will be posted on the Company’s website at https://www.partsidinc.com.

About PARTS iD, Inc.

PARTS iD is a technology-driven, digital commerce company focused on creating custom infrastructure and unique user experiences within niche markets. Founded in 2008 with a vision of creating a one-stop eCommerce destination for the automotive parts and accessories market, we believe that PARTS iD has since become a market leader and proven brand-builder, fueled by its commitment to delivering a revolutionary shopping experience; comprehensive, accurate and varied product offerings; and continued digital commerce innovation.

Non-GAAP Financial Measures

This press release includes non-GAAP financial measures that differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).  These non-GAAP financial measures may not be comparable to similar measures reported by other companies and should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP. Management uses non-GAAP financial measures internally to evaluate the performance of the business.  Additionally, management believes certain non-GAAP measures provide meaningful incremental information to investors to consider when evaluating the performance of the Company.

To this end, we provide EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. EBITDA consists of net income (loss) plus (a) interest expense; (b) income tax provision (or less benefit); and (c) depreciation expense. Adjusted EBITDA consists of EBITDA plus stock compensation expense and other costs, fees, expenses, write offs and other items that do not impact the fundamentals of our operations, as described further below following the reconciliation of these metrics. Management believes these non-GAAP measures provide useful information to investors in their assessment of the performance of our business. The exclusion of certain expenses in calculating EBITDA and Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis as these costs may vary independent of business performance. Accordingly, we believe that EBITDA and Adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

EBITDA and Adjusted EBITDA have limitations as an analytical tool, and you should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

●	Although depreciation is a non-cash charge, the assets being depreciated may have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

●	EBITDA and Adjusted EBITDA do not reflect changes in our working capital;

●	EBITDA and Adjusted EBITDA do not reflect income tax payments that may represent a reduction in cash available to us;

●	EBITDA and Adjusted EBITDA do not reflect depreciation and interest expenses associated with the lease financing obligations; and

●	Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider EBITDA and Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net income (loss) and our other GAAP results.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this press release.

Cautionary Note Regarding Forward-Looking Statements

All statements made in this press release relating to future financial or business performance, conditions, plans, prospects, trends, or strategies and other such matters, including without limitation, expected future performance, consumer adoption, anticipated success of our business model or the potential for long term profitable growth, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “potential,” “confident,” “look forward,” “optimistic” and similar expressions and their variants, as they relate to us may identify forward-looking statements. We operate in a changing environment where new risks emerge from time to time and it is not possible for us to predict all risks that may affect us, particularly those associated with the COVID-19 pandemic and the conflict in Ukraine, which have had wide-ranging and continually evolving effects. We caution that these forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time, often quickly and in unanticipated ways.

Important factors that may cause actual results to differ materially from the results discussed in the forward-looking statements include risks and uncertainties, including without limitation: the ongoing conflict between Ukraine and Russia has affected and may continue to affect our business; competition and our ability to counter competition, including changes to the algorithms of Google and other search engines and related impacts on our revenue and advertisement expenses; the impact of health epidemics, including the COVID-19 pandemic, on our business and the actions we may take in response thereto; disruptions in the supply chain and associated impacts on demand, product availability, order cancellations and cost of goods sold including inflation; difficulties in managing our international business operations, particularly in the Ukraine, including with respect to enforcing the terms of our agreements with our contractors and managing increasing costs of operations; changes in our strategy, future operations, financial position, estimated revenues and losses, product pricing, projected costs, prospects and plans; the outcome of actual or potential litigation, complaints, product liability claims, or regulatory proceedings, and the potential adverse publicity related thereto; the implementation, market acceptance and success of our business model, expansion plans, opportunities and initiatives, including the market acceptance of our planned products and services; developments and projections relating to our competitors and industry; our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others; our ability to maintain and enforce intellectual property rights and ability to maintain technology leadership; our future capital requirements; our ability to raise capital and utilize sources of cash; our ability to obtain funding for our operations; changes in applicable laws or regulations; the effects of current and future U.S. and foreign trade policy and tariff actions; disruptions in the marketplace for online purchases of aftermarket auto parts; costs related to operating as a public company; and the possibility that we may be adversely affected by other economic, business, and/or competitive factors.

Further information on the factors and risks that could cause actual results to differ from any forward-looking statements are contained in our filings with the United States Securities and Exchange Commission (SEC), which are available at https://www.sec.gov (or at https://www.partsidinc.com). The forward-looking statements represent our estimates as of the date hereof only, and we specifically disclaim any duty or obligation to update forward-looking statements.

Investors:

Brendon Frey
ICR
ir@partsidinc.com

Media

Erin Hadden

FischTank PR

partsid@fischtankpr.com

PARTS iD, INC.

Condensed Consolidated Balance Sheets

As of March 31, 2022 and December 31, 2021

	March 31, 2022 (Unaudited)	December 31, 2021
ASSETS
Current assets
Cash	$15,827,503	$23,203,230
Accounts receivable	3,090,131	2,157,108
Inventory	5,972,282	5,754,748
Prepaid expenses and other current assets	5,534,506	4,874,704
Total current assets	30,424,422	35,989,790

Property and equipment, net	14,024,686	13,700,876
Intangible assets	262,966	262,966
Deferred tax assets	3,195,973	2,314,907
Operating lease right-of-use	1,074,390	-
Other assets	267,707	267,707
Total assets	$49,250,144	$52,536,246
LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$35,606,725	$40,591,938
Customer deposits	17,941,597	15,497,857
Accrued expenses	6,948,508	6,221,330
Other current liabilities	4,046,351	3,930,841
Operating lease liabilities	680,173	-
Total current liabilities	65,223,354	66,241,966

Other non-current liabilities
Operating lease, net of current portion	394,217	-
Total liabilities	65,617,571	66,241,966

SHAREHOLDERS’ DEFICIT
Preferred stock, $0.0001 par value per share;
1,000,000 shares authorized and 0 issued and outstanding	-	-
Common stock, $0.0001 par value per share;
10,000,000 Class F shares authorized and 0 issued and outstanding	-	-
100,000,000 Class A shares authorized and 33,965,804 issued and outstanding, as of March 31, 2022 and December 31, 2021	3,396	3,396
Additional paid in capital	8,265,021	6,973,541
Accumulated deficit	(24,635,844)	(20,682,657)
Total shareholders’ deficit	(16,367,427)	(13,705,720)
Total liabilities and shareholders’ deficit	$49,250,144	$52,536,246

PARTS iD, INC.

Condensed Consolidated Statements of Operations

For the three months ended March 31, 2022 and 2021 (Unaudited)

	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021

Net revenue	$94,892,148	$109,073,628
Cost of goods sold	76,397,920	86,240,019

Gross profit	18,494,228	22,833,609

Operating expenses:
Advertising	9,701,292	10,499,386
Selling, general and administrative	11,672,727	11,358,707
Depreciation	1,954,462	1,773,773
Total operating expenses	23,328,481	23,631,866
Loss from operations	(4,834,253)	(798,257)

Interest expense	-	6,490
Loss before income tax benefit	(4,834,253)	(804,747)
Income tax benefit	(881,066)	(159,934)
Net loss	$(3,953,187)	$(644,813)
Loss per common share
Loss per share (basic and diluted)	$(0.12)	$(0.02)
Weighted average number of shares (basic and diluted)	33,965,804	32,873,457

PARTS iD, INC.

Condensed Consolidated Statements of Cash Flows

For the three months ended March 31, 2022 and 2021 and 2020 (Unaudited)

	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021

Cash Flows from Operating Activities:
Net loss	$(3,953,187)	$(644,813)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	1,954,462	1,773,773
Deferred tax benefit	(881,066)	-
Amortization of right-of-use-assets	248,391	-
Share based compensation expense	867,370	28,824
Changes in operating assets and liabilities:
Accounts receivable	(933,023)	(1,812,046)
Inventory	(217,534)	(3,399,458)
Prepaid expenses and other current assets	(659,802)	1,717,564
Accounts payable	(4,985,213)	5,641,863
Customer deposits	2,443,740	11,080,694
Accrued expenses	727,178	1,298,977
Operating lease liabilities	(248,391)	-
Other current liabilities	115,510	1,332,584
Net cash (used in) provided by operating activities	(5,521,565)	17,017,962

Cash Flows from Investing Activities:
Purchase of property and equipment	(16,200)	(13,099)
Website and software development costs	(1,837,962)	(1,759,175)
Net cash used in investing activities	(1,854,162)	(1,772,274)

Cash Flows from Financing Activities:
Principal paid on notes payable	-	(5,156)
Net cash used in financing activities	-	(5,156)

Net change in cash	(7,375,727)	15,240,532
Cash, beginning of period	23,203,230	22,202,706
Cash, end of period	$15,827,503	$37,443,238

Supplemental disclosure of cash flows information:
Operating cash outflow from operating leases	$249,838	$-
Cash paid for interest	$-	$6,490
Cash paid for income taxes	$-	$4,000

The following table reflects the reconciliation of net income (loss) to EBITDA and Adjusted EBITDA for each of the periods indicated.

	Three months ended March 31,
	2022	2021
Net loss	$(3,953,187)	$(644,813)
Interest expense	-	6,490
Income tax benefit	(881,066)	(159,934)
Depreciation	1,954,462	1,773,773
EBITDA	(2,879,791)	975,516
Stock compensation expense included in statement of operations	867,370	28,824
Legal & settlement expenses (1)	311,998	243,426
Adjusted EBITDA Total	$(1,700,423)	$1,247,766
% of revenue	(1.8)%	1.3%

(1)	Represents legal and settlement expenses related to significant matters that do not impact the fundamentals of our operations, pertaining to: (i) causes of action between certain of the Company’s shareholders and which involves claims directly against the Company seeking the fulfillment of alleged indemnification obligations with respect to these matters, and (ii) trademark and IP protection cases. We are involved in routine IP litigation, commercial litigation and other various litigation matters. We review litigation matters from both a qualitative and quantitative perspective to determine if excluding the losses or gains will provide our investors with useful incremental information. Litigation matters can vary in their characteristics, frequency and significance to our operating results.